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                                                                    EXHIBIT 99.1

                             [LIGHTSPAN LETTERHEAD]

FOR IMMEDIATE RELEASE

                Michael A. Sicuro
Contact:        858.824.8370

             LIGHTSPAN'S STOCKHOLDERS APPROVE ALL PROPOSED MEASURES

SAN DIEGO - AUGUST 22, 2003 - Lightspan, Inc. (NASDAQ: LSPN) (the Company), a leading provider of quality curriculum-based software and on-line products and services used in schools and homes, announced today that its stockholders approved all balloted measures at its Annual Meeting of Stockholders by an overwhelming majority.

Stockholders re-elected directors Elizabeth R. Coppinger and Barry J. Schiffman and elected Dr. Lois Harrison-Jones as its newest member of the Board of Directors.

Stockholders also voted in favor of a reverse split of the Company's Common Stock. Today, the Board of Directors authorized the Company to effect the reverse split whereby each outstanding 10 shares will be combined, converted and changed into one share of Common Stock. The split is expected to be effective at 5:00 P.M. EDT on Monday, August 25, 2003. The Company's trading symbol on the NASDAQ will temporarily be "LSPND" for 20 trading days, then revert back to "LSPN." Computershare Trust Company of New York will be the Company's exchange agent for the reverse split.

The stockholders also ratified the re-appointment of Ernst & Young LLP as the independent auditors of the Company for the current fiscal year ending January 31, 2004.

ABOUT LIGHTSPAN, INC.

Lightspan(R), Inc. (NASDAQ: LSPN), provides curriculum-based educational software and online products and services that increase student achievement and enhance teacher professional development. These products are used in schools and homes and align to all key federal education reform initiatives, offering school districts a complete solution to assess, align, instruct and evaluate, as a comprehensive achievement and accountability system. More than 1,000 independent studies prove Lightspan products enhance student achievement, improve teacher effectiveness and help build stronger connections with families.

Lightspan offers products in the following areas: early reading (the Lightspan Early Reading Program(TM) and the Lightspan Reading Center(TM)), K-8 interactive curriculum (Lightspan Achieve Now(TM)), K-12 online teacher resources and professional development (The Lightspan Network(R)), assessment (Lightspan eduTest Assessment(TM) and Lightspan Assessment Builder(TM)), and secondary and higher education (Interactive Mathematics, Interactive English, and academic.com).

This release is also available on the Company's website in the Investor Relations section at www.lightspan.com

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"Safe Harbor" statement under the Private Securities Litigation Reform Act of 1995: This release contains forward-looking statements, including statements related to future financial performance, cash position, government funding, spending by schools, the ability of the Company to control operating costs and general business trends. Such statements are subject to a multitude of risks and uncertainties, and actual circumstances, events or results may differ materially from those projected in such forward-looking statements. Factors that could cause or contribute to differences include, but are not limited to, the risk that revenue growth may not materialize; the risk that spending by schools will decline; the risk that the Company will not be able to control its operating expenses; the possibility that future cash usage will not follow historic patterns; changes in economic conditions in the Company's market areas; changes in policies by regulatory agencies and educational organizations; the volatility of the Company's expenses and operating results; future cash usage may not follow historical trends; market acceptance of the Company's curriculum-based software and on-line products; management of rapid growth; risks associated with expanding the Company's on-line business; changes in funding for public schools; technological advances and risks related thereto and other risks detailed from time to time in the Company's filings with the Securities and Exchange Commission. The Company cautions readers not to place undue reliance on any forward-looking statements. The Company does not undertake, and specifically disclaims any obligation, to revise any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.

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